Exhibit 10.1

Master Service Agreement

Company Name	Celebiddy Inc. Project DateKickstarter
Client / Owners Name	mary malek
Client Address	147 N. Sparks Street
One-Time Web Design & Development Fee*	$10,200
Initial Deposit	$2550
Shared Hosting (per year)	TBD
Site Maintenance (per month)	TBD
Activation Date	8-9 Weeks

Services Ordered

●   Desktop & Mobile Responsive Custom Theme-Based e-commerce / subscription model Website.

●   4 Individual Packages consisting of 25, 50, 125, 250, 500+, etc. Responses from external dating websites.

●   5 Dating Platforms affiliates URL Links — Redirect to sign up pages of external dating site.

●   Upsell Sales Feature — within the shopping cart for Add-on options.

●   Location Search with filter city / state, age, gender of user.

●   Custom Site Design

●   Custom Development on Framework

●   Copy content (client provided)

●   Company logo (client provided)

●   Social media integration

●   Merchant Account Payment Gateway and SSL Certificate Integration

●   *A non-refundable service

Authorization of Services

I have read and understand the services provided by GiraffeBuilder I agree and accept the above terms and conditions. I authorize the above named business to charge the credit card indicated on the credit card authorization form according to the terms outlined above. This payment authorization is for the services described above and is valid for all related payments listed on the Master Service Agreement. I certify that I am an authorized user of this credit card and that I will not dispute the payment with my credit card company; so long as the transaction corresponds to the terms indicated in this form.

SIGNATURE	/s/ Mary Malek	DATE	June 15, 2017
Mary Malek (June 15, 2017)